EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Long-Term Incentive Plan of NCI Building Systems, Inc. of our report dated December 9, 2004, with respect to the consolidated financial statements and schedule of NCI Building Systems, Inc. included in its Annual Report (Form 10-K) for the year ended October 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

April 20, 2005